April 30, 2018	Analyst Contact:	Brandon Lohse 918-947-7472
	Media Contact:	Jennifer Rector 918-947-7571

ONE Gas Announces First-quarter 2018 Financial Results

Declares Second-quarter Dividend;
Affirms 2018 Financial Guidance

TULSA, Okla. - April 30, 2018 - ONE Gas, Inc. (NYSE: OGS) today announced financial results for its first quarter 2018; declared its quarterly dividend; and affirmed its 2018 financial guidance.

Highlights include:

•	First-quarter 2018 net income was $90.8 million, or $1.72 per diluted share, compared with $76.5 million, or $1.44 per diluted share, in the first quarter 2017;

•	First-quarter results include a $0.05 per diluted share contribution from the share-based compensation accounting standard adopted in the first quarter 2017;

•	Actual heating degree days across the company's service areas were 5,262 in the first quarter 2018, 1 percent warmer than normal and 31 percent colder than the same period last year; and

•
The board of directors declared a quarterly dividend of $0.46 cents per share, or $1.84 per share on an annualized basis, payable on June 1, 2018, to shareholders of record at the close of business on May 14, 2018.

"Our first-quarter results reflect our continued emphasis on investing in our natural gas distribution systems, while effectively controlling expenses," said Pierce H. Norton II, president and chief executive officer. "The safety and reliability of natural gas delivery to our more than 2 million customers remains our focus. We also continue to work with our regulators to determine the effect of tax reform and begin returning the benefit to our customers."

FIRST-QUARTER 2018 FINANCIAL PERFORMANCE

ONE Gas reported operating income of $130.3 million in the first quarter 2018, compared with $129.4 million in the first quarter 2017.

Net margin increased by $0.8 million compared with first quarter 2017, which primarily reflects:

•	A $5.1 million increase from new rates primarily in Texas and Kansas;

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ONE Gas Announces First-quarter 2018 Financial Results;
Declares Second-quarter Dividend; Affirms 2018 Financial Guidance

April 30, 2018

•	A $2.5 million increase from the impact of the weather-normalization mechanisms in Kansas and Oklahoma;

•	A $2.5 million increase due primarily to higher transportation volumes;

•	A $1.2 million increase attributed to net residential customer growth in Oklahoma and Texas;

•	A $0.9 million increase due to a compressed natural gas excise tax credit that was enacted in February 2018 and retroactive to 2017; and

•	A $0.8 million increase in rider and surcharge recoveries due to a higher ad-valorem surcharge in Kansas, which is offset with higher regulatory amortization expense; offset by

•	A $12.3 million decrease related to the deferral of potential refund obligations from the Tax Cuts and Jobs Act of 2017.

First-quarter 2018 operating costs were $118.8 million, compared with $120.8 million in the first quarter 2017, due primarily to a $1.1 million decrease in outside service expenses.

First-quarter 2018 depreciation and amortization expense was $38.9 million, compared with $37.0 million in the first quarter 2017, due primarily to an increase in depreciation expense from capital investments placed in service and an increase in the amortization of the ad-valorem surcharge rider in Kansas.

Results for the first quarter 2018 reflect lower income tax expense of approximately $16.2 million due primarily to the decrease in the federal statutory income tax rate to 21 percent in 2018 from 35 percent in 2017 as a result of the Tax Cuts and Jobs Act of 2017.

Capital expenditures were $86.6 million for the first quarter 2018, compared with $70.5 million in the first quarter 2017, due primarily to increased system integrity activities and extending service to new areas.

The company ended the first quarter 2018 with $44.5 million of cash and cash equivalents and $415.3 million of credit available under its $700 million credit facility. The total debt-to-capitalization ratio at March 31, 2018, was 42 percent, and the ratio of long-term debt to capitalization was 37 percent.

Key Statistics: More detailed information is listed on page 13 in the tables.

•	Actual heating degree days in the Oklahoma service area were 1,870 in the first quarter 2018, 5 percent colder than normal and 34 percent colder than the same period last year;

•	Actual heating degree days in the Kansas service area were 2,489 in the first quarter 2018, 2 percent warmer than normal and 25 percent colder than the same period last year;

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ONE Gas Announces First-quarter 2018 Financial Results;
Declares Second-quarter Dividend; Affirms 2018 Financial Guidance

April 30, 2018

•	Actual heating degree days in the Texas service area were 903 in the first quarter 2018, 10 percent warmer than normal and 44 percent colder than the same period last year;

•	Residential natural gas sales volumes were 61.0 billion cubic feet (Bcf) in the first quarter 2018, up 38 percent compared with the same period last year;

•	Total natural gas sales volumes delivered were 79.8 Bcf in the first quarter 2018, up 38 percent compared with the same period last year;

•	Natural gas transportation volumes were 64.9 Bcf in the first quarter 2018, up 6 percent compared with the same period last year; and

•	Total natural gas volumes delivered, including transportation volumes, were 144.8 Bcf in the first quarter 2018, up 22 percent compared with the same period last year.

> View earnings tables

REGULATORY ACTIVITY

Oklahoma

In March 2018, Oklahoma Natural Gas filed its second annual Performance-Based Rate Change (PBRC) application following the general rate case that was approved in January 2016. The filing was based on a calendar test year of 2017. The PBRC filing identified a $5.6 million credit to base rates primarily due to the reduction in the corporate federal statutory income tax rate. If approved as filed, the credit will be applied to customers' bills over a 12-month period following receipt of an order. The filing also requested an energy-efficiency program true-up and a utility incentive adjustment of approximately $2.1 million. An order is expected in the third quarter 2018.

Tax Reform:

In compliance with the order approved in January 2018, Oklahoma Natural Gas’ March 2018 PBRC filing contained two deferred liabilities subject to review and potential refund. First, a regulatory liability has been established reflecting the revaluation of accumulated deferred income tax (ADIT) for the change in the federal corporate income tax rate. This liability will be returned to customers over an amortization period in compliance with tax normalization rules included in the Internal Revenue Code of 1986, as amended. An additional $2.9 million liability, which includes interest, has been established for the estimated impact on customer rates of the reduced tax rate for the period between January 9, 2018, and the date new rates are expected to go into effect following receipt of an order in the PBRC filing.

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ONE Gas Announces First-quarter 2018 Financial Results;
Declares Second-quarter Dividend; Affirms 2018 Financial Guidance

April 30, 2018

Kansas

In April 2018, a bill expanding the scope of the Gas System Reliability Surcharge (GSRS) statute was approved. Beginning January 1, 2019, the scope of projects eligible for recovery under the statute will include all expenditures to replace, upgrade or modernize obsolete facilities, as well as projects that enhance the integrity of pipeline system components or extend the useful life of such assets. Safety-related investments will also include expenditures for physical and cyber security. Additionally, the cap on the monthly residential surcharge will increase to $0.80 from $0.40.

Tax Reform:

In March 2018, Kansas Gas Service reached a settlement with the Kansas Corporation Commission (KCC) Staff and the Citizens’ Utility Ratepayer Board related to the impact of the Tax Cuts and Jobs Act of 2017. For the period between January 1, 2018, and through the date on which the KCC issues a final order in Kansas Gas Service’s next general rate case, Kansas Gas Service will accrue monthly, as a regulatory liability on its general ledger, the portion of its revenue representing the difference between the 21 percent and 35 percent corporate tax rate. The annual amount of the regulatory liability is $14.1 million, excluding interest. The agreement also established the interest rate to be applied as the customer deposit interest rate, currently 1.62 percent. The disposition of the amount accrued as a regulatory liability will be determined by the KCC in its final order at the completion of Kansas Gas Service’s next general rate case filing. Through the agreement, Kansas Gas Service has also established a regulatory liability to account for the revaluation of ADIT for the change in the federal corporate income tax rate. Issues regarding the treatment of the regulatory liability will be determined in Kansas Gas Service’s next general rate proceeding. As part of the agreement, Kansas Gas Service will file a general rate case no later than 150 days from the date of a KCC order approving the settlement agreement.

Kansas Gas Service expects to file a rate case by July 2018 based on a 2017 test year, with new rates effective in 2019.

Texas

West Texas Service Area:

In March 2018, Texas Gas Service made filings under the Gas Reliability Infrastructure Program (GRIP) for all customers in the West Texas service area requesting an increase of $3.5 million. If approved, new rates are expected to become effective in July 2018.

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ONE Gas Announces First-quarter 2018 Financial Results;
Declares Second-quarter Dividend; Affirms 2018 Financial Guidance

April 30, 2018

Tax Reform:

In March 2018, Texas Gas Service requested a $4.7 million decrease to rates for customers in the West Texas service area due to the reduction of the corporate income tax rate, and a one-time refund of $2.4 million for changes to the corporate income tax rate for the period between January 1, 2018, to the date new rates are implemented. If approved, new rates are expected to become effective in July 2018.

Rio Grande Valley Service Area:

In March 2018, the Texas Railroad Commission approved an increase in revenues of $0.5 million for the unincorporated areas of the Rio Grande Valley service area, with new rates effective in April 2018. The settlement reflects a corporate federal statutory income tax rate of 21 percent and requires Texas Gas Service to calculate, defer and begin refunding to customers $0.1 million associated with the changes to the corporate income tax rate for the period between January 1, 2018, to the implementation of new rates in April 2018.

Tax Reform:

In March 2018, Texas Gas Service requested a $1.5 million decrease to rates for customers in the incorporated areas of the Rio Grande Valley service area due to the reduction of the corporate income tax rate, and a one-time refund of $0.4 million for changes to the corporate income tax rate for the period between January 1, 2018, to the implementation of new rates in April 2018.

Central Texas Service Area:

In March 2018, Texas Gas Service made GRIP filings for all customers in the Central Texas service area requesting an increase of $3.3 million. If approved, new rates are expected to become effective in July 2018.

Tax Reform:

In March 2018, Texas Gas Service requested a $4.9 million decrease to rates for customers in the Central Texas service area due to the reduction of the corporate income tax rate, and a one-time refund of $2.5 million for the reduction in the corporate tax rate for the period between January 1, 2018, to the date new rates are implemented. If approved, new rates are expected to become effective in July 2018.

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ONE Gas Announces First-quarter 2018 Financial Results;
Declares Second-quarter Dividend; Affirms 2018 Financial Guidance

April 30, 2018

2018 FINANCIAL GUIDANCE AFFIRMED

ONE Gas affirmed its 2018 financial guidance, with net income expected to be in the range of $156 million to $168 million, or approximately $2.96 to $3.20 per diluted share.

Capital expenditures are expected to be $375 million in 2018, with 70 percent of these expenditures targeted for system integrity and replacement projects.

Rate base in 2018 is expected to average $3.4 billion, with 42 percent in Oklahoma, 30 percent in Kansas and 28 percent in Texas. ONE Gas expects to achieve a 7.3 percent return on equity in 2018, which is calculated consistent with utility ratemaking in each jurisdiction.

EARNINGS CONFERENCE CALL AND WEBCAST

The ONE Gas executive management team will conduct a conference call on Tuesday, May 1, 2018, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time). The call also will be carried live on the ONE Gas website.

To participate in the telephone conference call, dial 888-791-4321, pass code 7883538, or log on to www.onegas.com.

If you are unable to participate in the conference call or the webcast, a replay will be available on the ONE Gas website, www.onegas.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 7883538.

LINK TO EARNINGS TABLES

http://www.onegas.com/~/media/OGS/Earnings/2018/Q1_2018_OGS-sTtR42HxDs8w20.ashx

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ONE Gas, Inc. (NYSE: OGS) is a 100-percent regulated natural gas utility, and trades on the New York Stock Exchange under the symbol “OGS.” ONE Gas is included in the S&P MidCap 400 Index, and is one of the largest natural gas utilities in the United States.

ONE Gas provides natural gas distribution services to more than 2 million customers in Oklahoma, Kansas and Texas.

ONE Gas is headquartered in Tulsa, Okla., and its divisions include Oklahoma Natural Gas, the largest natural gas distributor in Oklahoma; Kansas Gas Service, the largest in Kansas, and Texas Gas Service, the third largest in Texas, in terms of customers.

Its largest natural gas distribution markets by customer count are Oklahoma City and Tulsa, Okla.; Kansas City, Wichita and Topeka, Kan.; and Austin and El Paso, Texas. ONE Gas serves residential, commercial, industrial, transportation and wholesale customers in all three states.

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ONE Gas Announces First-quarter 2018 Financial Results;
Declares Second-quarter Dividend; Affirms 2018 Financial Guidance

April 30, 2018

For more information, visit the website at http://www.ONEGas.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should," "goal," "forecast," "guidance," "could," "may," "continue," "might," "potential," "scheduled," "likely," and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Those factors may affect our operations, markets, products, services and prices.  In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	our ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our regulated rates;

•	our ability to manage our operations and maintenance costs;

•	changes in regulation of natural gas distribution services, particularly those in Oklahoma, Kansas and Texas;

•	the economic climate and, particularly, its effect on the natural gas requirements of our residential and commercial industrial customers;

•	competition from alternative forms of energy, including, but not limited to, electricity, solar power, wind power, geothermal energy and biofuels;

•	conservation and energy storage efforts of our customers;

•	variations in weather, including seasonal effects on demand, the occurrence of storms and disasters, and climate change;

•
indebtedness could make us more vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantage compared with competitors;

•
our ability to secure reliable, competitively priced and flexible natural gas transportation and supply, including decisions by natural gas producers to reduce production or shut-in producing natural gas wells and expiration of existing supply, and transportation and storage arrangements that are not replaced with contracts with similar terms and pricing;

•	the mechanical integrity of facilities operated;

•	operational hazards and unforeseen operational interruptions;

•	adverse labor relations;

•
the effectiveness of our strategies to reduce earnings lag, margin protection strategies and risk mitigation strategies, which may be affected by risks beyond our control such as commodity price volatility and counterparty creditworthiness;

•	our ability to generate sufficient cash flows to meet all our liquidity needs;

•
changes in the financial markets during the periods covered by the forward-looking statements, particularly those affecting the availability of capital and our ability to refinance existing debt and fund investments and acquisitions;

•	actions of rating agencies, including the ratings of debt, general corporate ratings and changes in the rating agencies’ ratings criteria;

•	changes in inflation and interest rates;

•	our ability to recover the costs of natural gas purchased for our customers;

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ONE Gas Announces First-quarter 2018 Financial Results;
Declares Second-quarter Dividend; Affirms 2018 Financial Guidance

April 30, 2018

•	impact of potential impairment charges;

•	volatility and changes in markets for natural gas;

•	possible loss of local distribution company franchises or other adverse effects caused by the actions of municipalities;

•	payment and performance by counterparties and customers as contracted and when due;

•	changes in existing or the addition of new environmental, safety, tax and other laws to which we and our subsidiaries are subject;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	advances in technology;

•	population growth rates and changes in the demographic patterns of the markets we serve;

•	acts of nature and the potential effects of threatened or actual terrorism and war;

•	cyber attacks or breaches of technology systems that could disrupt our operations or result in the loss or exposure of confidential or sensitive customer, employee or company information;

•	the sufficiency of insurance coverage to cover losses;

•	the effects of our strategies to reduce tax payments;

•	the effects of litigation and regulatory investigations, proceedings, including our rate cases, or inquiries and the requirements of our regulators as a result of the Tax Cuts and Jobs Act of 2017;

•	changes in accounting standards;

•	changes in corporate governance standards;

•	discovery of material weaknesses in our internal controls;

•	our ability to comply with all covenants in our indentures and the ONE Gas Credit Agreement, a violation of which, if not cured in a timely manner, could trigger a default of our obligations;

•	our ability to attract and retain talented employees, management and directors;

•	declines in the discount rates on, declines in the market value of the debt and equity securities of, and increases in funding requirements for, our defined benefit plans;

•
the ability to successfully complete merger, acquisition or divestiture plans, regulatory or other limitations imposed as a result of a merger, acquisition or divestiture, and the success of the business following a merger, acquisition or divestiture;

•
the final resolutions or outcomes with respect to our contingent and other corporate liabilities related to the natural gas distribution business and any related actions for indemnification made pursuant to the Separation and Distribution Agreement with ONEOK; and

•	the costs associated with increased regulation and enhanced disclosure and corporate governance requirements pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Item 1A, Risk Factors, in our Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.
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ONE Gas Announces First-quarter 2018 Financial Results;
Declares Second-quarter Dividend; Affirms 2018 Financial Guidance

April 30, 2018

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended
	March 31,
(Unaudited)	2018	2017
	(Thousands of dollars, except per share amounts)
Revenues
Revenues from contracts with customers	$635,237	$536,160
Other revenues	3,227	14,248
Total revenues	638,464	550,408
Cost of natural gas	350,419	263,154
Net margin	288,045	287,254

Operating expenses
Operations and maintenance	102,665	105,044
Depreciation and amortization	38,890	37,019
General taxes	16,200	15,746
Total operating expenses	157,755	157,809
Operating income	130,290	129,445
Other expense, net	(2,164)	(3,407)
Interest expense, net	(12,352)	(11,481)
Income before income taxes	115,774	114,557
Income taxes	(24,939)	(38,101)
Net income	$90,835	$76,456

Earnings per share
Basic	$1.73	$1.45
Diluted	$1.72	$1.44

Average shares (thousands)
Basic	52,604	52,576
Diluted	52,897	53,056
Dividends declared per share of stock	$0.46	$0.42

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ONE Gas Announces First-quarter 2018 Financial Results;
Declares Second-quarter Dividend; Affirms 2018 Financial Guidance

April 30, 2018

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Unaudited)	2018	2017
Assets	(Thousands of dollars)
Property, plant and equipment
Property, plant and equipment	$5,782,919	$5,713,912
Accumulated depreciation and amortization	1,726,599	1,706,327
Net property, plant and equipment	4,056,320	4,007,585
Current assets
Cash and cash equivalents	44,536	14,413
Accounts receivable, net	303,493	298,768
Materials and supplies	35,062	39,672
Natural gas in storage	50,556	130,154
Regulatory assets	49,295	88,180
Other current assets	18,754	17,807
Total current assets	501,696	588,994
Goodwill and other assets
Regulatory assets	394,721	405,189
Goodwill	157,953	157,953
Other assets	48,403	47,157
Total goodwill and other assets	601,077	610,299
Total assets	$5,159,093	$5,206,878

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ONE Gas Announces First-quarter 2018 Financial Results;
Declares Second-quarter Dividend; Affirms 2018 Financial Guidance

April 30, 2018

ONE Gas, Inc.
CONSOLIDATED BALANCE SHEETS
(Continued)
	March 31,	December 31,
(Unaudited)	2018	2017
Equity and Liabilities	(Thousands of dollars)
Equity and long-term debt
Common stock, $0.01 par value: authorized 250,000,000 shares; issued 52,598,005 shares and outstanding 52,469,880 shares at March 31, 2018; issued 52,598,005 and outstanding 52,312,516 shares at December 31, 2017	$526	$526
Paid-in capital	1,721,701	1,737,551
Retained earnings	312,595	246,121
Accumulated other comprehensive income (loss)	(5,573)	(5,493)
Treasury stock, at cost: 128,125 shares at March 31, 2018 and 285,489 shares at December 31, 2017	(8,301)	(18,496)
Total equity	2,020,948	1,960,209
Long-term debt, excluding current maturities, and net of issuance costs of $7,824 and $8,033, respectively	893,463	1,193,257
Total equity and long-term debt	2,914,411	3,153,466
Current liabilities
Current maturities of long-term debt	300,008	8
Notes payable	282,607	357,215
Accounts payable	77,566	143,681
Accrued interest	7,667	18,776
Accrued taxes other than income	47,471	41,324
Accrued liabilities	12,835	30,058
Regulatory liabilities	44,296	9,438
Customer deposits	61,861	60,811
Other current liabilities	10,395	12,019
Total current liabilities	844,706	673,330
Deferred credits and other liabilities
Deferred income taxes	625,724	599,945
Regulatory liabilities	518,102	519,421
Employee benefit obligations	166,611	172,938
Other deferred credits	89,539	87,778
Total deferred credits and other liabilities	1,399,976	1,380,082
Commitments and contingencies
Total liabilities and equity	$5,159,093	$5,206,878

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ONE Gas Announces First-quarter 2018 Financial Results;
Declares Second-quarter Dividend; Affirms 2018 Financial Guidance

April 30, 2018

ONE Gas, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended
	March 31,
(Unaudited)	2018	2017
	(Thousands of dollars)
Operating activities
Net income	$90,835	$76,456
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,890	37,019
Deferred income taxes	24,077	37,461
Share-based compensation expense	1,945	2,421
Provision for doubtful accounts	2,722	2,281
Changes in assets and liabilities:
Accounts receivable	(7,447)	39,508
Materials and supplies	4,610	(204)
Natural gas in storage	79,598	34,201
Asset removal costs	(7,436)	(10,387)
Accounts payable	(56,409)	(53,957)
Accrued interest	(11,109)	(11,187)
Accrued taxes other than income	6,147	(5,140)
Accrued liabilities	(17,223)	(10,457)
Customer deposits	1,050	736
Regulatory assets and liabilities	83,724	20,699
Other assets and liabilities	(10,690)	2,786
Cash provided by operating activities	223,284	162,236
Investing activities
Capital expenditures	(86,599)	(70,471)
Other	—	61
Cash used in investing activities	(86,599)	(70,410)
Financing activities
Repayments of notes payable, net	(74,608)	(59,600)
Repurchase of common stock	—	(2,469)
Dividends paid	(24,137)	(22,034)
Tax withholdings related to net share settlements of stock compensation	(7,817)	(9,180)
Cash used in financing activities	(106,562)	(93,283)
Change in cash and cash equivalents	30,123	(1,457)
Cash and cash equivalents at beginning of period	14,413	14,663
Cash and cash equivalents at end of period	$44,536	$13,206

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ONE Gas Announces First-quarter 2018 Financial Results;
Declares Second-quarter Dividend; Affirms 2018 Financial Guidance

April 30, 2018

ONE Gas, Inc.
INFORMATION AT A GLANCE
	Three Months Ended
	March 31,
(Unaudited)	2018	2017
	(Millions of dollars, except as noted)
Financial
Net margin	$288.0	$287.2
Operating costs	$118.8	$120.8
Depreciation and amortization	$38.9	$37.0
Operating income	$130.3	$129.4
Capital expenditures	$86.6	$70.5

Net margin on natural gas sales	$245.6	$249.1
Transportation revenues	$33.5	$30.2
Net margin, excluding other revenues	$279.1	$279.3

Volumes (Bcf)
Natural gas sales
Residential	61.0	44.2
Commercial and industrial	18.0	12.9
Wholesale and public authority	0.9	0.7
Total sales volumes delivered	79.8	57.7
Transportation	64.9	61.1
Total volumes delivered	144.8	118.8

Average number of customers (in thousands)
Residential	2,016	2,003
Commercial and industrial	162	162
Wholesale and public authority	3	3
Transportation	12	12
Total customers	2,193	2,180

Heating Degree Days
Actual degree days	5,262	4,007
Normal degree days	5,311	5,287
Percent colder (warmer) than normal weather	(1)%	(24)%

Statistics by State
Oklahoma
Average number of customers (in thousands)	883	878
Actual degree days	1,870	1,392
Normal degree days	1,775	1,775
Percent colder (warmer) than normal weather	5%	(22)%

Kansas
Average number of customers (in thousands)	647	645
Actual degree days	2,489	1,986
Normal degree days	2,528	2,503
Percent colder (warmer) than normal weather	(2)%	(21)%

Texas
Average number of customers (in thousands)	663	657
Actual degree days	903	629
Normal degree days	1,008	1,009
Percent colder (warmer) than normal weather	(10)%	(38)%